Exhibit 99.1

AMSC Reports Second Quarter Fiscal Year 2024 Financial Results and Provides Business Outlook

Financial Highlights:
• Reported Second Quarter Net Income of Nearly $5 Million • Generated Nearly $13 Million of Operating Cash Flow During the Quarter • Increased Revenue by 60% Year Over Year to Above $54 Million

Company to host conference call tomorrow, October 31, at 10:00 am ET

Ayer, MA – October 30, 2024 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its second quarter of fiscal year 2024 ended September 30, 2024. The second quarter results include results from NWL, Inc. beginning as of the acquisition date, August 1, 2024.

Revenues for the second quarter of fiscal 2024 were $54.5 million compared with $34.0 million for the same period of fiscal 2023. The year-over-year increase was primarily driven by the acquisition of NWL, Inc., increased shipments of new energy power systems and electrical control system shipments, versus the year ago period.

AMSC’s net income for the second quarter of fiscal 2024 was $4.9 million, or $0.13 per share, compared to a net loss of $2.5 million, or $0.09 per share, for the same period of fiscal 2023. The Company’s non-GAAP net income for the second quarter of fiscal 2024 was $10.0 million, or $0.27 per share, compared with a non-GAAP net income of less than $0.1 million, or $0.00 per share, in the same period of fiscal 2023. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on September 30, 2024, totaled $74.8 million, compared with $95.5 million at June 30, 2024.

"AMSC delivered fiscal second quarter net income of nearly $5 million and grew revenue by 60% when compared to the same period last year,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “During the second quarter of fiscal 2024 we booked nearly $60 million of new orders, with new energy power systems orders coming in stronger than previously demonstrated. We ended the quarter with over $200 million in 12-month backlog and over $300 million in total backlog. We are very excited for the second half of the fiscal year and remain focused on our execution as well as improving the resiliency of the power grid."

AMSC Reports Q2 FY24 Results	Page 2

Business Outlook

For the third quarter ending December 31, 2024, AMSC expects that its revenues will be in the range of $55.0 million to $60.0 million. The Company’s net loss for the third quarter of fiscal 2024 is expected not to exceed $1.0 million, or $0.03 per share. The Company's non-GAAP net income (as defined below) is expected to exceed $2 million, or $0.05 per share.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, October 31, 2024, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317-0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 5836897.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec® Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q2 FY24 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding execution of our goals and strategies; backlog; expectations regarding the second half of fiscal 2024; our expected GAAP and non-GAAP financial results for the quarter ending December 31, 2024; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Pandemics, epidemics or other public health crises may adversely impact our business, financial condition and results of operations; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationship; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties' information technology infrastructure and networks; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Industry consolidation could result in more powerful competitors and fewer customers; Increasing focus and scrutiny on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy: Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2024, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q2 FY24 Results	Page 4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues
Grid	$46,936	$28,515	$79,272	$54,251
Wind	7,535	5,489	15,489	10,007
Total revenues	54,471	34,004	94,761	64,258

Cost of revenues	38,858	25,418	66,923	49,390

Gross margin	15,613	8,586	27,838	14,868

Operating expenses:
Research and development	2,646	1,641	4,931	3,493
Selling, general and administrative	10,525	7,946	19,423	15,815
Amortization of acquisition-related intangibles	433	538	845	1,076
Change in fair value of contingent consideration	2,762	850	6,682	2,200
Restructuring	—	(20)	—	(14)
Total operating expenses	16,366	10,955	31,881	22,570

Operating loss	(753)	(2,369)	(4,043)	(7,702)

Interest income, net	979	194	2,099	368
Other expense, net	(329)	(204)	(489)	(321)
Loss before income tax expense (benefit)	(103)	(2,379)	(2,433)	(7,655)

Income tax (benefit) expense	(4,990)	106	(4,796)	228

Net income (loss)	$4,887	$(2,485)	$2,363	$(7,883)

Net income (loss) per common share
Basic	$0.13	$(0.09)	$0.07	$(0.28)
Diluted	$0.13	$(0.09)	$0.06	$(0.28)

Weighted average number of common shares outstanding
Basic	36,952	28,828	36,317	28,545
Diluted	37,499	28,828	36,951	28,545

AMSC Reports Q2 FY24 Results	Page 5

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$72,131	$90,522
Accounts receivable, net	40,059	26,325
Inventory, net	70,880	41,857
Prepaid expenses and other current assets	10,806	7,295
Restricted cash	1,201	468
Total current assets	195,077	166,467

Property, plant and equipment, net	38,765	10,861
Intangibles, net	7,329	6,369
Right-of-use assets	3,744	2,557
Goodwill	48,950	43,471
Restricted cash	1,454	1,290
Deferred tax assets	1,201	1,119
Equity-method investments	1,245	—
Other assets	683	637
Total assets	$298,448	$232,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$25,158	$24,235
Lease liability, current portion	555	716
Debt, current portion	—	25
Contingent consideration	—	3,100
Deferred tax liabilities, current portion	16	—
Deferred revenue, current portion	69,356	50,732
Total current liabilities	95,085	78,808

Deferred revenue, long term portion	11,915	7,097
Lease liability, long term portion	2,814	1,968
Deferred tax liabilities	1,591	300
Other liabilities	28	27
Total liabilities	111,433	88,200

Stockholders' equity:
Common stock	398	373
Additional paid-in capital	1,253,168	1,212,913
Treasury stock	(3,765)	(3,639)
Accumulated other comprehensive income	1,509	1,582
Accumulated deficit	(1,064,295)	(1,066,658)
Total stockholders' equity	187,015	144,571
Total liabilities and stockholders' equity	$298,448	$232,771

AMSC Reports Q2 FY24 Results	Page 6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:

Net income (loss)	$2,363	$(7,883)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	2,395	2,234
Stock-based compensation expense	2,072	2,468
Provision for excess and obsolete inventory	780	1,070
Amortization of operating lease right-of-use assets	546	122
Deferred income taxes	(5,165)	—
Change in fair value of contingent consideration	6,682	2,200
Other non-cash items	(15)	273
Changes in operating asset and liability accounts:
Accounts receivable	2,538	3,152
Inventory	(6,672)	(11,935)
Prepaid expenses and other assets	(2,082)	8,015
Operating leases	(1,048)	(123)
Accounts payable and accrued expenses	(4,455)	(9,399)
Deferred revenue	18,182	8,458
Net cash provided by (used in) operating activities	16,121	(1,348)

Cash flows from investing activities:
Purchases of property, plant and equipment	(852)	(430)
Cash paid to settle contingent consideration liabilities	(3,278)	—
Cash paid for acquisition, net of cash acquired	(29,577)	—
Change in other assets	218	(10)
Net cash used in investing activities	(33,489)	(440)

Cash flows from financing activities:
Repurchase of treasury stock	(126)	—
Repayment of debt	(25)	(33)
Cash paid related to registration of common stock shares	(148)	—
Proceeds from exercise of employee stock options and ESPP	157	136
Net cash (used in) provided by financing activities	(142)	103

Effect of exchange rate changes on cash	16	(10)

Net decrease in cash, cash equivalents and restricted cash	(17,494)	(1,695)
Cash, cash equivalents and restricted cash at beginning of period	92,280	25,675
Cash, cash equivalents and restricted cash at end of period	$74,786	$23,980

AMSC Reports Q2 FY24 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$4,887	$(2,485)	$2,363	$(7,883)
Stock-based compensation	843	1,111	2,072	2,468
Acquisition costs	850	—	1,080	—
Amortization of acquisition-related intangibles	608	538	1,020	1,082
Change in fair value of contingent consideration	2,762	850	6,682	2,200
Non-GAAP net income (loss)	$9,950	$14	$13,217	$(2,133)

Non-GAAP net income (loss) per share - basic	$0.27	$-	$0.36	$(0.07)
Non-GAAP net income (loss) per share - diluted	$0.27	$-	$0.36	$(0.07)
Weighted average shares outstanding - basic	36,952	28,828	36,317	28,545
Weighted average shares outstanding - diluted	37,499	28,828	36,951	28,545

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Income

(In millions, except per share data)

Three Months Ending
December 31, 2024
Net loss	$(1.0)
Stock-based compensation	2.3
Amortization of acquisition-related intangibles	0.7
Non-GAAP net income	$2.0
Non-GAAP net income per share	$0.05
Shares outstanding	38.5

AMSC Reports Q2 FY24 Results	Page 8

Note: Non-GAAP net income (loss) is defined by the Company as net loss before; stock-based compensation; amortization of acquisition-related intangibles; acquisition costs; change in fair value of contingent consideration, other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net loss for the fiscal quarter ending December 31, 2024, including the above adjustments, may differ materially from those forecasted in the table above. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners

Joe Luongo

(914) 906-5903

AMSC Director, Communications:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com